SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter from our Chairman of the Board of Directors

April 16, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of ACI Worldwide, Inc. The meeting will begin promptly at 10:00 a.m. Eastern Time on June 2, 2021 via a live audio-only webcast. Instructions on how to participate in the Annual Meeting are posted at www.proxydocs.com/ACIW. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW. Only stockholders who held shares at the close of business on the record date, April 9, 2021, may vote at the Annual Meeting, including any adjournment thereof.

Details of the business to be conducted at our meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.

Your vote is very important, and I urge you to use this opportunity to take part in the affairs of your company. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors, thank you for your commitment to ACI.

Sincerely,

David A. Poe

Chairman of the Board of Directors

2021 PROXY STATEMENT

Notice of 2021 Annual Meeting of Stockholders

Date	June 2, 2021

Time	10:00 a.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW There is no physical location for the 2021 Annual Meeting.

Record Date	Close of business on April 9, 2021

Items of Business

•  To elect the ten directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2022 Annual Meeting of Stockholders;

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;

•  To conduct an advisory vote to approve named executive officer compensation; and

•  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2021 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 2, 2021

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2021 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI

Annual Meeting Proposals

2021 PROXY STATEMENT  i

ii

Proxy Statement for the Annual Meeting of Stockholders

to be held on June 2, 2021

About ACI

ACI is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

ACI provides unmatched deployment flexibility, with options for customers to run ACI software on their premises, in the public cloud, in ACI’s private cloud or in a hybrid model. ACI is delivering this strategy across our software solutions and services, helping customers overcome challenges, attain business goals and succeed in enterprise payments.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2020 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2020. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 16, 2021.

Date, Time and Place of Meeting

When:	June 2, 2021 10:00 a.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2021 Annual Meeting.

Record Date:	April 9, 2021

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2021 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), accompanies this Proxy Statement.

2021 PROXY STATEMENT  1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio-only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW. You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, and complete, sign and return the proxy card in the envelope provided.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 16, 2021. The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s office is located at 6060 Coventry Drive, Elkhorn, Nebraska 68022; our telephone number is (402) 390-7600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 9, 2021 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

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This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/ACIW after logging in with your Control Number.

Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 9, 2021 (the “Record Date”). On the Record Date, there were 118,132,519 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 9, 2021 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal No. 1. To elect the ten directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2022 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation.

How do I vote?

For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees, or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the ten named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to the Annual Meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration, further instructions, including a link a unique link to access the Annual Meeting, will be emailed to you.

2021 PROXY STATEMENT  3

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 9, 2021.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the ten nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021; and

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 6060 Coventry Drive, Elkhorn, Nebraska 68022.

•	You may attend the Annual Meeting and submit an electronic ballot.

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If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes. Withhold, abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal No. 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast “For” a director nominee at the Annual Meeting. The nominees for director receiving the highest number of affirmative “For” votes will be elected. Stockholders may not cumulate votes in the election of directors. Our Corporate Governance Guidelines provide that if, in an uncontested election, the votes withheld for a director’s election exceed the votes cast in favor of his or her election, the director will tender a conditional resignation. The Corporate Governance Committee will make a recommendation as to whether the Board should accept or reject the resignation, and the Board will thereafter make its determination within ninety days. A director who tenders his or her conditional resignation will not be permitted to participate in the committee recommendation or Board decision with respect to his or her resignation.

2021 PROXY STATEMENT  5

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

•	Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 118,132,519 shares of Common Stock issued, outstanding and entitled to vote, which number excludes 22,392,536 shares of Common Stock held as treasury stock by ACI. Thus, 59,066,260 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2022 annual meeting of stockholders?

To be included in our proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 17, 2021. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2022 annual meeting of stockholders that will not be included in our proxy statement for the 2022 annual meeting of stockholders?

To be raised at the 2022 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three

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years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2022 proxy statement and form of proxy for election at our 2022 Annual Meeting of Stockholders, the nominations must be received by ACI’s Secretary at ACI’s office located at 6060 Coventry Drive, Elkhorn, Nebraska 68022 not earlier than November 17, 2021 and not later than December 17, 2021. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Corporate Governance Committee.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

What if the date of the 2022 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2022 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

2021 PROXY STATEMENT  7

Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Excellence on our Board

• Annual elections of directors

• Annual Board and committee evaluations

• All committee members are independent

• Conditional director resignation required in the event of excess withheld votes in an uncontested election

Stockholder Alignment

• Proactive engagement with our stockholders

• Proxy access to make it easier for stockholders to nominate director candidates

• Prohibition of short sales, transactions in derivatives, and hedging and pledging of ACI stock by our directors and executive officers

• Robust stock ownership guidelines for our CEO, executive officers and directors

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has four standing committees: the Audit Committee, the Compensation and Leadership Development Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The following table provides membership information for each of the standing Board committees as of April 16, 2021:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Risk	Independent	Tenure(1)	# of Other Public Company Boards

Odilon Almeida					N	1	1

Charles K. Bobrinskoy					Y	0	0

Janet O. Estep					Y	5	0

James C. Hale III					Y	5	2

Mary P. Harman					Y	0	0

Didier R. Lamouche					Y	0	3

Pamela H. Patsley[2]					Y	3	3

Charles E. Peters, Jr.					Y	6	0

David A. Poe (Chairman)[2]					Y	7	0

Adalio T. Sanchez					Y	6	1

Thomas W. Warsop III					Y	6	0

Samir M. Zabaneh					Y	0	0

Chair                  Member

(1) Full years of service as of the annual meeting date

(2) This director is not a director nominee and his/her term will expire at the 2021 Annual Meeting.

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Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Odilon Almeida, our President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Mr. Bobrinskoy, Ms. Patsley, Mr. Peters, Mr. Warsop and Mr. Zabaneh. Mr. Peters is the chair of the committee. Each member is an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met nine times during the year ended December 31, 2020.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; administers our equity award plans, including reviewing and granting equity awards to our executive officers; recommends to the independent directors CEO compensation based on the CEO’s performance; reviews and evaluates the performance of, and compensation for, executive officers other than our CEO; and provides general oversight of leadership development processes and strategies for executive and senior officers.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Mr. Hale, Ms. Harman, Mr. Lamouche, Mr. Peters and Mr. Sanchez. Mr. Sanchez is the chair of the committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ, and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met seven times during the year ended December 31, 2020. The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as

2021 PROXY STATEMENT  9

the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and ESG principles into our business strategy and decision making. The Corporate Governance Committee conducts the Board evaluations and assessments and recommends director nominees. The Corporate Governance Committee also assists the Board in its evaluation of, and succession planning for, our CEO.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Corporate Governance Committee is comprised of Mr. Bobrinskoy, Ms. Estep, Ms. Harman, Ms. Patsley and Mr. Sanchez. Ms. Patsley is the chair of the committee. Each of the committee members meet the independence requirements set forth in the rules of NASDAQ. Our Corporate Governance Committee met nine times during the year ended December 31, 2020.

The Risk Committee operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. The Risk Committee reviews and evaluates our risk management framework, reviews the extent to which management has established effective enterprise risk management across the organization, and reviews with management our most significant risks and the steps management has taken to monitor and control those risks. The Risk Committee also oversees our enterprise risk management program, information security program and compliance, privacy and business continuity programs.

The Risk Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Risk Committee is comprised of Ms. Estep, Mr. Hale, Mr. Lamouche, Mr. Warsop and Mr. Zabaneh. Mr. Warsop is the chair of the committee. Our Risk Committee met five times during the year ended December 31, 2020.

Meeting Attendance

Our Board held thirteen meetings during 2020, all of which were held via video conference or teleconference.

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance	Risk
Total Meetings in 2020	13	9	7	9	5

Director nominees are expected to attend (via webcast) our annual meetings of stockholders. All of the 2020 director nominees attended our 2020 annual meeting via webcast.

Board Leadership Structure

Mr. Poe is the Chairman of the Board. Mr. Almeida, our CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management.

10

Board Evaluation and Nomination Process

The Board believes that a robust and continuous evaluation process allows it to assess its effectiveness and proactively identify gaps in desired skills and attributes represented on the Board.

The Corporate Governance Committee oversees an annual review process. An evaluation is completed with respect to each director, each committee and the Board as a whole. Additionally, committee goals are reviewed at each committee meeting, supporting the annual review process.

As part of this process, the Board also updates and reviews the desired skillsets and the current needs of ACI as it progresses its strategy. Any gaps in the desired skillsets represented are identified and considered as part of the annual director nomination process.

Diversity

Consistent with its proactive evaluation of director performance, skills and attributes, the Board is committed to inclusiveness and actively seeks out highly qualified diverse candidates (including race, gender and ethnicity) to include in the pool from which director nominees are chosen.

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board. In particular, the Risk Committee focuses on reviewing and evaluating ACI’s risk management profile, reviewing the extent to which management has established effective enterprise risk management across the organization, and reviewing and discussing with management the Company’s most significant potential risks and the steps management has taken to monitor and control those risks.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable

2021 PROXY STATEMENT  11

law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

Compensation Risk Analysis

The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

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Proposal 1 — Election of Directors

Our Board has nominated for election as directors Odilon Almeida, Charles K. Bobrinskoy, Janet O. Estep, James C. Hale III, Mary P. Harman, Didier R. Lamouche, Charles E. Peters, Jr., Adalio T. Sanchez, Thomas W. Warsop III and Samir M. Zabaneh, each to serve until the 2022 Annual Meeting of Stockholders and thereafter, until his or her respective successor is duly elected and qualified. Pamela H. Patsley and David A. Poe will continue to serve as directors until the expiration of their terms at the 2021 Annual Meeting. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Settlement Agreement with Starboard

On February 24, 2021, we entered into a Settlement Agreement (the “Settlement Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”).

Pursuant to the Settlement Agreement, we agreed to, by no later than March 26, 2021, amend our Bylaws to increase the maximum number of directors on the Board from ten to twelve and appoint to the Board two new independent directors (the “New Independent Directors”) to be selected from a list of independent director candidates agreed between ACI and Starboard. We also agreed to include the New Independent Directors in ACI’s slate of recommended director nominees standing for election at the Annual Meeting and that two incumbent directors will not stand for re-election at the Annual Meeting. The nominees for New Independent Directors are Mary P. Harman and Samir M. Zabaneh, each of whom were appointed to the Board on March 18, 2021. Following the Annual Meeting, we may not increase the size of the Board to more than ten directors without Starboard’s written consent until the earlier of (x) the date that is fifteen business days prior to the deadline for the submission of stockholder nominations for the 2022 annual meeting of the Company’s stockholders pursuant to the Bylaws or (y) the date that is ninety days prior to the first anniversary of the Annual Meeting (the “Standstill Period”).

For the duration of the Standstill Period, Thomas Cusack, a representative of Starboard, will serve as an observer to the Board on the terms set forth in the Settlement Agreement and subject to certain conditions, including Mr. Cusack’s and Starboard’s execution of a confidentiality agreement in a form agreed between ACI and Starboard.

The Settlement Agreement also includes provisions regarding committee membership of the New Independent Directors, procedures for determining any replacements for the New Independent Directors, non-disparagement and expense reimbursement, among other matters.

General

Our Board selects nominees with a view to establishing a Board that is comprised of members who:

• Possess the skills and attributes described below

• Are independent and free of any conflicts of interest

• Are willing and able to devote sufficient time to the affairs of ACI

• Have the capacity and desire to represent the balanced, best interest of our stockholders

• Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

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Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI	Represented by # of Director Nominees (out of 10)
• Payments Industry Knowledge	ACI provides mission-critical real-time payments solutions.	8
• Financial Services Industry Experience	ACI’s customers include financial institutions and financial intermediaries.	8
• Financial Expert	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.	8
• Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters.	10
• Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of an evolving payments industry is critical to ACI’s future success.	10
• Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI.	8
• International Experience	ACI serves customers in more than 95 countries and 36% of its 2020 revenue was generated outside of the United States.	7
• Diversity of Race, Ethnicity or Gender	Varied backgrounds and perspectives assist the Board in addressing complex business matters.	6

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Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board.

Odilon Almeida Age: 59 Director Since: 2020 Executive Director Committee Memberships: None Other Public Company Boards: One

• President and Chief Executive Officer of ACI since March 2020

• Served as an Operating Partner at Advent International, one of the world’s largest private equity funds, from 2019 to 2020

• Served as President of Western Union Global Money Transfer from 2017 to 2019, where he managed $5 Billion of business in more than 200 countries and territories. He stabilized and accelerated the global business growth, while driving transformational growth in the digital business, establishing Western Union as the global digital leader in P2P cross border money transfer

• Served in various leadership capacities for Western Union from 2002 to 2016, including President Americas and Europe, President Americas, and Senior Vice President and Managing Director, Latin America and Caribbean

• Serves on the Board of Millicom International Cellular S.A. (NASDAQ: TIGO) and chairs the Board’s Compliance and Business Conduct Committee

• Previously served in management roles of increasing responsibility at BankBoston (now Bank of America), The Coca-Cola Company and Colgate-Palmolive, working in United States, Canada, Brazil and Mexico

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

2021 PROXY STATEMENT  15

Charles K. Bobrinskoy Age: 61 Director Since: 2020 Independent Committee Memberships: Audit, Corporate Governance Other Public Company Boards: None

• Vice Chairman, Head of Investment Group and Portfolio Manager, and a Member of the Board of Directors of Ariel Investments

• Served as Managing Director and head of North American Investment Banking Branch Offices at Salomon Brothers (now Citigroup)

• Served on the Board of Directors of InnerWorkings, Inc. (NASDAQ: INWK), a $1.2 billion global marketing execution firm, where he also chaired the Audit Committee

• Member of the Board of Directors and head of the Investment Committee of State Farm Mutual Automobile Insurance Company, one of the U.S.’s largest auto and home insurers

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

Janet O. Estep Age: 64 Director Since: 2015 Independent Committee Memberships: Corporate Governance, Risk Other Public Company Boards: None

• Former President and Chief Executive Officer of Nacha (2008-2019) where she guided strategy and oversaw daily operations and rule-making processes for the ACH Network and rules and standards development for other payment types

• Served in various executive management roles at U.S. Bank, Minneapolis, MN from 1997 to 2008, including as Executive Vice President of its Transaction Services Division and its Merchant Payment Services Division

• Served as VP of Sales & Marketing for Pace Analytical Services from 1993-1997, a nationwide environmental laboratory services company, as well as General Manager of its Twin Cities lab

• Served in a variety of corporate, product development, and sales management positions at IBM for 15 years in its Data Processing Division, its ImagePlus Software Division and its General Sector Division

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• Diversity of Race, Ethnicity or Gender

16

James C. Hale III Age: 69 Director Since: 2015 Independent Committee Memberships: Compensation, Risk Other Public Company Boards: Two

• Founder and Chairman, CS Advisors, LLC

• Founder, Managing Partner Emeritus and Advisor, FTV Capital

• Previously served as senior managing partner at BancAmerica Securities (formerly Montgomery Securities) where he founded and led the financial services corporate finance practice and co-founded the Montgomery Financial Fund

• Serves as a director of MITEK Systems, Inc. (NASDAQ: MITK), a mobile payments technology company; and Bank of Marin Bancorp (NASDAQ: BMRC), a leading independent commercial and retail bank in Northern California

• Previously served as Chairman of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and a director of ExlService (NASDAQ: EXLS), a business process outsourcing provider

• Served on the Boards of Public Radio International; the University of California, Berkeley Foundation Investment Committee; and Duke University’s DUMAC Inc., which manages Duke University’s endowment, employment retirement pool and other investments; and Nebula Acquisition Corp (NASDAQ: NEBUU) a Special Purpose Acquisition Corp.

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

Mary P. Harman Age: 51 Director Since: 2021 Independent Committee Memberships: Compensation, Corporate Governance Other Public Company Boards: None

• Serves as a Non-Executive Director of Blue Ocean Digital Holdings LLC from 2020-present

• Serves as a Non-Executive Director of Capital Markets Gateway, LLC from 2020 to present

• Held various positions at Bank of America Corporation from 2006-2018, most recently as a Managing Director, Enterprise Payments, and prior to that she led Global Principal Investments

• Formerly served as an Investment Executive, Strategic Private Equity Investments at GE Equity from 1998-2006

• Served in consulting positions at Ernst & Young LLP

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• Diversity of Race, Ethnicity or Gender

2021 PROXY STATEMENT  17

Didier R. Lamouche Age: 61 Director Since: 2020 Independent Committee Memberships: Compensation, Risk Other Public Company Boards: Three

• Served as President and CEO of Oberthur Technologies, then IDEMIA after its merger with Safran/Morpho, a global leader in digital identity and security solutions, from 2013 until his retirement the end of 2018

• Served as COO of ST-Microelectronics and CEO of ST-Ericsson, global leaders in Semiconductor and Smartphones

• Served as Chairman and CEO of Bull Group, an IT solutions company

• Member of the Board of Directors of ASM International (OTCMKTS: ASMIY)

• Member of the Board of Directors of Quadient (Euronext: QDT)

• Member of the Board of Directors of Adecco Group (OTCMKTS: AHEXY)

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

Charles E. Peters, Jr. Age: 69 Director Since: 2015 Independent Committee Memberships: Audit (Chair), Compensation Other Public Company Boards: None

• Served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), a multi-national global leader in open-source software, from 2004 to 2015

• Served as Senior Vice President and Chief Financial Officer of Burlington Industries (NYSE: BUR), a multi-national manufacturer of textiles, commercial carpet, and consumer products from 1995 to 2004

• Served as Senior Vice President of Finance of Boston Edison Company (NYSE: BSE), a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

• Served in various financial management positions at GenRad Inc. (NYSE: GEN), a multi-national company that designs, manufacturers and markets integrated hardware and software solutions that enable the successful manufacturing, testing and servicing of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982

• Currently serves as a director of CloudBees, Inc., a privately held software company that provides solutions and support for automating software development and delivery with Enterprise Jenkins and DevOps

• Previously served as a director of Veracode Inc., a privately held software company providing application-layer cyber security solutions; Sourcefire, Inc. (NASDAQ: FIRE), a developer of network security hardware and software; Lulu, Inc., a privately held electronic publishing company; and Protective Products of America, Inc. (TSX: PPA), a provider of body armor to military and police

Skills and Qualifications

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

18

Adalio T. Sanchez Age: 61 Director Since: 2015 Independent Committee Memberships: Compensation (Chair), Corporate Governance Other Public Company Boards: One

• President, S Group Advisory, LLC, a management consulting firm providing clients advisory services on business strategy, technology and operational excellence

• Served as interim CEO of Quantum Corporation (NASDAQ: QMCO), a computer storage systems company, from November 2017 to January 2018

• Served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company, from 2014 to 2015

• Served in various capacities at International Business Machines Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive officer and global general management roles

• Member of the Board of Directors of Avnet, Inc. (NASDAQ: AVT)

• Former member of the Board of Directors of Quantum Corporation (NASDAQ: QMCO), from May 2017 to April 2019

• Member of the Board of Trustees of the MITRE Corporation

• Member of the Board of Directors of the Florida International University Foundation

Skills and Qualifications

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

Thomas W. Warsop III Age: 54 Director Since: 2015 Independent Committee Memberships: Audit, Risk (Chair) Other Public Company Boards: None

• Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry, since February 2020

• Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services, since January 2017

• Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions, from June 2017 until January 2020

• Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, from 2012 to 2017

• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012

• Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom, and Vice President of Global Financial Services

• Serves as a director of One Call Care Management and Nation Safe Drivers

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

2021 PROXY STATEMENT  19

Samir M. Zabaneh Age: 54 Director Since: 2021 Independent Committee Memberships: Audit, Risk Other Public Company Boards: None

• Chief Executive Officer of Touch Bistro, Inc. since April 2021

• Chairman of the Board of Directors of Touch Bistro, Inc. since 2020

• Member of the Board of Directors of AST Trust Company since 2013

• Served as Executive Vice President, Global Business Services at Fiserv, previously First Data, from 2018 to 2020

• Served as Chief Financial Officer of Element Fleet Management Corp. from 2017 to 2018

• Served as Chief Financial Officer of Heartland Payment Systems, Inc. from 2014 to 2016

• Served as Chief Operating, Financial and Strategy Officer at Moneris Solutions from 2008 to 2014

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

• Diversity of Race, Ethnicity or Gender

As part of its obligations under the Settlement Agreement, Starboard will vote all shares of ACI common stock beneficially owned by Starboard in accordance with the Board’s recommendation of a vote “For” each of the director nominees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TEN NOMINEES.

20

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below. The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

The 2020 Equity and Incentive Compensation Plan provides a $750,000 per year limit on non-employee director compensation.

Retainer Fees

Each independent director receives a $60,000 base annual retainer fee. The Chairman of the Board receives an additional $100,000 annual premium. The Chair of the Audit Committee and the Chair of the Compensation Committee each receive an additional $20,000 annual premium. The Chair of the Risk Committee and the Chair of the Corporate Governance Committee each receive an additional $12,000 annual premium. Members of the Audit Committee and members of the Compensation Committee, other than the chairs, receive an additional $4,000 annual premium. Members of the Risk Committee and members of the Corporate Governance Committee, other than the chairs, each receive an additional $3,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earlier to occur of (i) the date that is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability (as such terms are defined in the applicable award agreement).

On June 9, 2020, our independent directors were each granted 8,837 restricted stock units. Messrs. Bobrinskoy and Lamouche were each granted 4,368 restricted stock units on December 1, 2020.

2021 PROXY STATEMENT  21

2020 Director Compensation

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2020.

Name(1)(2) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(3) (c)	Total ($) (h)
Charles K. Bobrinskoy	16,750	145,979	162,729
Janet O. Estep	70,500	249,999	320,499
James C. Hale III	71,000	249,999	320,999
Didier R. Lamouche	16,750	145,979	162,729
Pamela H. Patsley	72,000	249,999	321,999
Charles E. Peters, Jr.	84,000	249,999	333,999
David A. Poe	160,000	249,999	409,999
Adalio T. Sanchez	83,000	249,999	332,999
Thomas W. Warsop III	71,500	249,999	321,499

(1)	Columns (d), (e), (f) and (g) to this table entitled “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation,” respectively, have been omitted because no compensation is reportable thereunder.
(2)	Odilon Almeida, our CEO, is not included in this table as he is an employee of ACI and thus receives no compensation for his service as a director.
(3)	The grant date fair value of the stock awards granted to our independent directors on June 9, 2020 was $28.29 per share of restricted stock, the closing price on the date of grant, multiplied by the number of shares awarded, 8,837. The fair value was computed in accordance with FASB ASC Topic 718. The grant date fair value of stock awards granted to our independent directors on December 1, 2020 was $33.42 per share of restricted stock, the closing price on the date of grant, multiplied by the number of shares awarded, 4,368. The fair value was computed in accordance with FASB ASC Topic 718. Messrs. Bobrinskoy and Lamouche were each granted 4,368 restricted stock units on December 1, 2020.

The following table sets forth each independent director’s aggregate number of stock awards (unvested shares of restricted stock) and stock option awards outstanding as of December 31, 2020:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Charles K. Bobrinskoy	4,368	—
Janet O. Estep	8,837	—
James C. Hale III	8,837	—
Didier R. Lamouche	4,368	—
Pamela H. Patsley	8,837	—
Charles E. Peters, Jr.	8,837	—
David A. Poe	8,837	—
Adalio T. Sanchez	8,837	—
Thomas W. Warsop III	8,837	—

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level.

22

Report of the Audit Committee

At all times during 2020, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each member met the NASDAQ regulatory requirements for financial literacy, and all members are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2020 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of ACI’s accounting principles and such other matters as are required to be discussed by the standards of the PCAOB.

The Audit Committee discussed with Deloitte its independence from management and ACI received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2020 and filed with the Securities and Exchange Commission.

Members of the Audit Committee

Charles E. Peters, Jr., Chair

Charles K. Bobrinskoy

Pamela H. Patsley

Thomas W. Warsop III

Samir M. Zabaneh

2021 PROXY STATEMENT  23

Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved, the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

As part of its obligations under the Settlement Agreement, Starboard will vote all shares of ACI common stock beneficially owned by Starboard in accordance with the Board’s recommendation to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2020 and 2019 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2020 $	2019 $
Audit Fees	3,255,000	3,630,000
Audit-Related Fees	0	0
Tax Fees	712,339	882,600
All Other Fees	0	0
Total Fees	3,967,339	4,512,600

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2020 and 2019, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2020 and December 31, 2019 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2020 or 2019. The professional services performed by Deloitte & Touche LLP in each of 2020 and 2019 consisted of audit and tax related services.

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Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2020 and 2019. Tax fees billed by Deloitte & Touche LLP in 2020 and 2019 consisted of fees for professional services related primarily to tax compliance projects, including audit- and tax-related services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2020 or 2019, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chair of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2020 and 2019 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

As part of its obligations under the Settlement Agreement, Starboard will vote all shares of ACI common stock beneficially owned by Starboard in accordance with the Board’s recommendation of a vote in favor of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

2021 PROXY STATEMENT  25

Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. In addition to our discussions with stockholders throughout the year, in 2020 we proactively reached out to stockholders representing approximately 60% of our outstanding shares in order to seek feedback on our executive compensation programs. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. We continue to engage on the topic and to date in 2021 have contacted stockholders representing more than 60% of outstanding shares. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

As part of its obligations under the Settlement Agreement, Starboard will vote all shares of ACI common stock beneficially owned by Starboard in accordance with the Board’s recommendation that the named executive officer compensation be approved.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2022 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

As part of its obligations under the Settlement Agreement, Starboard will vote all shares of ACI common stock beneficially owned by Starboard in accordance with the Board’s recommendation of a vote in favor of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

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Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2021 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 118,132,519 outstanding shares of common stock as of March 31, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2021 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying rTSR Performance Share Awards (as defined below) that are subject to vesting to the extent that performance objectives are achieved. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	13,440,085	-	13,440,085	11.4%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd Malvern, PA 19355	10,741,532	-	10,741,532	9.1%
Ivy Investment Management Company(5) 430 West Seventh Street, Suite 219722 Kansas City, MO 64105	9,752,568	-	9,752,568	8.3%
Starboard Value LP(6) 777 Third Avenue, 18th Floor New York, New York 10017	8,987,486	-	8,987,486	7.6%
Named Executive Officers and Directors:
Odilon Almeida	47,701	-	47,701	*
Scott W. Behrens	337,894	386,035	723,929	*
Dennis P. Byrnes	362,299	390,705	753,004	*
Evanthia (Eve) Aretakis	68,100	40,000	108,100	*
Jeremy Wilmot	57,316	152,197	209,513	*
Craig S. Saks	-	-	-	*
Charles K. Bobrinskoy	2,600	-	2,600	*
Janet O. Estep	46,456	-	46,456	*
James C. Hale III	48,974	-	48,974	*
Mary P. Harman	-	-	-	*
Didier R. Lamouche	-	-	-	*
Pamela H. Patsley	17,293	-	17,293	*
Charles E. Peters, Jr.	50,650	-	50,650	*
David A. Poe	64,189	-	64,189	*
Adalio T. Sanchez(7)	54,070	-	54,070	*
Thomas W. Warsop III	51,150	-	51,150	*
Samir M. Zabaneh	-	-	-	*
All Directors and Executive Officers as a group (17 Persons)	1,208,692	968,937	2,177,629	1.84%

2021 PROXY STATEMENT  27

*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s office located at 6060 Coventry Drive, Elkhorn, Nebraska 68022.
(2)	Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2021 (May 30, 2021).
(3)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G/A filed with the SEC on January 27, 2021, which contained information as of December 31, 2020. According to the Schedule 13G/A, BlackRock has sole voting power over 13,258,252 shares and has sole dispositive power over 13,440,085 shares.

(4)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G/A filed with the SEC on February 10, 2021, which contained information as of December 31, 2020. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 264,809 shares, sole dispositive power with respect to 10,383,176 shares and shared dispositive power with respect to 358,356 shares, and an aggregate amount of 10,741,532 shares beneficially owned.

(5)

Represents shares beneficially owned by Ivy Investment Management Company, or IICO, based on a Schedule 13G/A filed with the SEC on February 12, 2021, which contained information as of December 31, 2020. According to the Schedule 13G/A, IICO has sole voting and dispositive power with respect to 9,752,568 shares. The Schedule 13G/A notes that the shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”). The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner.

(6)

Represents shares beneficially owned by Starboard Value LP, or Starboard, based on a Schedule 13G/A filed with the SEC on February 25, 2021, which contained information as of February 24, 2021. According to the Schedule 13G/A, Starboard has sole voting and dispositive power with respect to 8,987,486 shares, Starboard Value and Opportunity Master Fund Ltd has sole voting and dispositive power over 4,617,648 shares, Starboard Value and Opportunity S LLC has sole voting and dispositive power over 839,023 shares, Starboard Value and Opportunity C LP has sole voting and dispositive power over 501,766 shares, Starboard Value R LP has sole voting and dispositive power over 501,766 shares, Starboard Value R GP LLC has sole voting and dispositive power over 895,203 shares, Starboard Value and Opportunity Master Fund L LP has sole voting and dispositive power over 393,437 shares, Starboard Value L LP has sole voting and dispositive power over 393,437 shares, Starboard Leaders Charlie II LLC has sole voting and dispositive power over 364,299 shares, Starboard Leaders Fund LP has sole voting and dispositive power over 364,299 shares, Starboard Value A LP has sole voting and dispositive power over 364,299 shares, Starboard Value A GP LLC has sole voting and dispositive power over 364,299 shares, Starboard X Master Fund Ltd has sole voting and dispositive power over 839,157 shares, Starboard Value GP LLC has sole voting and dispositive power over 8,987,486 shares, Starboard Principal Co LP has sole voting and dispositive power over 8,987,486 shares, Starboard Principal Co GP LLC has sole voting and dispositive power over 8,987,486 shares, Jeffrey C. Smith has shared voting and dispositive power over 8,987,486 shares, and Peter A. Feld has shared voting and dispositive power over 8,987,486 shares.

(7)	Represents 4,600 shares held individually and 49,470 shares held by a trust of which Mr. Sanchez is the sole settlor, trustee and annuitant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. ACI employees generally prepare these reports on behalf of our executive officers and directors on the basis of information obtained from them, and we review the forms submitted to us by beneficial owners of more than 10% of our common stock. Based on such information, we believe that all but two reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2020 were filed on time. Charles Bobrinskoy and Didier Lamouche did not timely file a Form 3 initial statement of beneficial ownership of securities, but such forms were subsequently filed.

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Equity Compensation Plan Information

The following table sets forth, as of December 31, 2020, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,672,421	(1)	$17.87	(2)	9,107,907	(3)
Equity compensation plans not approved by security holders	-		-		0
Total	4,672,421	(1)	$17.87	(2)	9,107,907	(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share awards under our 2005, 2016 and 2020 Equity and Performance Incentive Plans outstanding as of December 31, 2020, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 and 2016 Equity and Performance Incentive Plans. The weighted average exercise price does not take restricted share units and performance share awards into account.

(3)

Of these shares, 2,536,954 remain available for future issuance under our 2017 Employee Stock Purchase Plan and 6,570,953 remain available for future issuance under our 2020 Equity and Performance Incentive Plans. All of these shares are available for issuance other than upon the exercise of options, warrants or rights.

2021 PROXY STATEMENT  29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2020, and one person who was an executive officer during 2020 (our “Named Executive Officers”):

•	Odilon Almeida, our President and Chief Executive Officer (“CEO”)

•	Scott W. Behrens, our Chief Financial Officer (our “CFO”)

•	Dennis P. Byrnes, our Chief Legal Officer (our “CLO”)

•	Eve Aretakis, our Group President ACI On-Demand P&L (our “On-Demand Group President”)

•	Jeremy M. Wilmot, our Group President ACI On-Premise P&L (our “On-Premise Group President”) and

•	Craig S. Saks, our former Chief Strategy and Transformation Officer (our former “CSTO”).

On December 12, 2019, the Board appointed Mr. Saks Chief Operating Officer and Interim President and Chief Executive Officer, effective January 1, 2020. On February 18, 2020, the Board appointed Mr. Almeida Chief Executive Officer and Mr. Saks was appointed Chief Strategy and Transformation Officer, both appointments effective March 9, 2020. On October 26, 2020, we announced that Mr. Saks would cease serving as CSTO, effective December 31, 2020 and would be leaving the company. Mr. Saks ceased being an officer of the company on Dec 2, 2020. Ms. Aretakis and Mr. Wilmot became our Chief Revenue Officer and Chief Product Officer respectively in 2021.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020. It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for 2020, including the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

In 2020, to continue our ongoing outreach to our stockholders, we reached out to stockholders representing over 60% of our outstanding shares. In 2021, we are continuing with our outreach to our stockholders.

ACI’s performance in 2020 was highlighted by growth in revenue, adjusted EBITDA and cash flow from operations compared to 2019:

Financial Results	• Revenue up 3% over 2019 • Adjusted EBITDA up 17% over 2019 • Cash flow from operations up 144% over 2019

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA, as used in this Proxy Statement, is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. See Appendix A to this Proxy Statement for a reconciliation of our GAAP to non-GAAP financial results.

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2020 compensation highlights for our Named Executive Officers are as follows:

Compensation Element	2020 Highlight

2020 Base Salary	• Mr. Wilmot was the only one of our Named Executive Officers who received a base salary increase in 2020. His base salary was increased 4.2%.

2020 Management Incentive Compensation (“MIC”)

• The global COVID-19 pandemic impacted our business in ways that we could not predict when we originally set our 2020 MIC program. In May 2020, using our revised financial forecasts that accounted for the changing economic environment, we determined that it was unlikely that there would be a payout under the 2020 MIC. Throughout the remainder of 2020, the Compensation Committee monitored our financial performance and considered changes to the MIC design that would reward employees, including executives, for driving performance in a challenging environment. This ongoing review and consideration culminated in the Compensation Committee’s approval of a revised MIC program in November based on management’s revised forecast presented in May.

• Under the revised 2020 MIC, the Named Executive Officers received a payout equal to 50% of the original target levels. This was the maximum amount they could receive because payouts were capped at 50% of the original targets. While performance goals were revised down to take into account the changed business environment, they were still above 2019 actual performance and payouts required year over year growth in our Adjusted EBITDA This is further discussed below under Amendment to 2020 MIC Terms.

2020 Long Term Incentive Plan (“LTIP’)

• Our CEO received long-term equity awards with (i) 65% of the target total grant value allocated to performance shares based on relative total shareholder return (“rTSR Performance Share Awards” or “PSA”), which vest, if at all, based on ACI’s total stockholder return for a three-year performance period versus the S&P MidCap 400 Index, and (ii) the other 35% allocated to Restricted Stock Units (RSUs) that generally vest ratably over a three-year period.

• Our Named Executive Officers, other than our CEO, received long-term equity awards with (i) 50% of the target total grant value allocated to rTSR Performance Share Awards and (ii) 50% allocated to RSUs that generally vest ratably over a three-year period.

• The aggregate target grant date value of the 2020 new hire LTIP awards for our CEO was approximately $6,200,000, and the aggregate target grant date value of the 2020 regular annual equity awards for our other Named Executive Officers ranged from approximately $1,100,000 to $2,500,000.

2021 PROXY STATEMENT  31

Stockholder Input on Executive Compensation Program

2020 Say-on-Pay Vote

At our 2020 annual meeting, our stockholders approved our executive compensation with approximately 96.5% of the votes cast in favor of our proposal. For both 2018 and 2019, we received 97.9% of the votes cast in favor of our proposal. Based on the continued high level of approval, the Compensation Committee determined that no significant changes were needed to the executive compensation program.

Stockholder Engagement and Feedback

The Compensation Committee is committed to stockholder engagement. We carefully consider feedback from our stockholders regarding our executive compensation program through our annual say-on-pay vote, as well as through our communications with stockholders throughout the year. Our stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Consistent with the practice we adopted in 2018, in 2020, we conducted our annual stockholder outreach. In 2020, we reached out to stockholders representing over 60% of our outstanding shares at the time. The purpose of the outreach was to discuss our executive compensation programs and elicit each stockholder’s feedback as to what we are doing well and suggestions to what we can improve. Based on the feedback from our 2020 outreach, we do not believe that the stockholders had significant concerns with the current executive compensation program. For 2021 we are continuing our outreach.

Frequency of Say-on-Pay Vote

Every six years, we are required to conduct a non-binding stockholder advisory vote on the frequency of future say-on-pay votes. At our 2017 Annual Meeting of Stockholders, the highest number of votes was cast for conducting annual say-on pay votes. In light of this result and other factors considered, our Board has determined that we will hold annual say-on-pay votes. We expect to conduct our next required vote on the frequency of the say-on-pay votes at our 2023 Annual Meeting of Stockholders.

Pay-for-Performance Alignment

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. As a result, the Compensation Committee designs the target total direct compensation of our executive officers, including our Named Executive Officers, so that a significant portion of each executive officer’s overall compensation opportunity is linked to our annual financial performance through our annual incentive plan and our long-term relative total shareholder return through performance-based equity awards. In addition, the Compensation Committee seeks to set challenging thresholds and target performance levels for each of the metrics used in our incentive compensation plans to ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

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At-Risk Incentives Align Executive Officer and Stockholder Interests

The pay mix of the target total direct compensation for our CEO and our other Named Executive Officers for 2020 reflects this pay-for-performance design:

Strong Correlation between Executive Officer Compensation and Our Performance

In addition, the Compensation Committee endeavors to align the compensation of our executive officers with stockholder value creation. As noted above, for 2020, 62% of our CEO’s target total direct compensation was performance-based. The following chart compares our CEOs’ compensation (our former CEO (Mr. Heasley) for 2016 - 2019 and our CEO (Mr. Almeida) in 2020) as reported in the Summary Compensation Table and actual realized total direct compensation for each of the past five years against our total shareholder return for the same period. We believe this chart demonstrates our pay-for-performance alignment. Our total shareholder return has generally increased (particularly for the 2019 fiscal year). Actual realized compensation over the five-year period did not consistently increase and was substantially less than the compensation reported in the Company’s Summary Compensation Tables for such years, due to long-term incentives, including options and PSAs, not delivering as much value as the reported grant date value of the awards and the change in CEOs.

5-Year CEO Compensation vs. Cumulative Annual Total Shareholder Return (TSR)

*	Note that amounts actually paid in 2020 to Mr. Almeida consist of only base salary and bonus. Because Mr. Almeida started his employment in 2020, none of his equity awards vested in 2020.

CEO Compensation Actually Paid consists of (i) base salary paid for the year; (ii) the actual amount of any cash bonus or incentive paid; (iii) the value of all restricted share and RSU awards on the vesting date while the person was still our CEO; (iv) the fair market value of all performance share awards on the vesting date while the person was still our CEO; and (v) the Black Scholes value of all stock options on their vesting date while the person was still our CEO using the stock price on the vesting date and an expected remaining term equal to half of the maximum contractual term minus the years since grant.

2021 PROXY STATEMENT  33

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes our executive compensation and related governance policies and practices:

What We Do

• Use a Pay-for-Performance Philosophy	A significant portion of our Named Executive Officers’ compensation (and, for 2020, approximately 62% of our CEO’s compensation) is directly linked to corporate performance; we also structure their target total direct compensation with a significant long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price and/or total shareholder return.

• Performance-Based Equity Awards	Our CEO and our other Named Executive Officers received performance-based equity awards. In 2020, 53% of our CEO’s and, on average, 34% of our other Named Executive Officers’ target total direct compensation consisted of rTSR Performance Share Awards.

• “Double-Trigger” Change in Control Arrangements	Our change in control compensation arrangements include a “double-trigger” provision that requires both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid. All outstanding unvested equity awards, and it is our expectation that all future equity awards will, have a “double-trigger” provision.

• Maintain an Independent Compensation Committee	The Compensation Committee consists solely of independent directors.

• Compensation Recovery (“Clawback”) Policy	We have a policy providing for the recovery of annual cash incentive compensation and any equity awards from our CEO and other executive officers (including our other Named Executive Officers) if (i) we restate our financial statements due to a material noncompliance with federal securities laws due in whole or in part to an employee, or (ii) it is determined that an employee has engaged in misconduct in the course of his or her employment.

• Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, our other executive officers, and the non-employee members of our Board.

• Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.

• Retain an Independent Compensation Advisor	The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation independent of management.

• Annual Executive Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Time Horizon for Incentive Compensation	We have a balance of time horizons for our incentive awards, including an annual cash incentive compensation plan, a three-year performance period for our LTIP performance share awards and a three-year vesting period for our RSU awards.

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What We Don’t Do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our executive officers other than the Section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their service with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No “Single Trigger” Change in Control Arrangements	We do not provide cash severance solely upon a change in control of the Company. All equity awards are subject to double trigger vesting acceleration.

• No Special Perquisites or Other Personal Benefits	We do not provide our executive officers with any perquisites or other personal benefits that are not available to our employees generally.

• No Tax Payments on Perquisites	We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits.

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of the Company. We amended all agreements to remove these provisions in 2016.

• No Hedging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities.

• No Special Welfare or Health Benefits	We do not provide our executive officers with any welfare or health benefit programs, other than participation on the same basis as our full-time employees in the employee programs that are standard in our industry sector.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• No Pledging	Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the grantee until they become vested.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability (or, in some cases, termination without cause) of the recipient, or pursuant to “double trigger” change in control benefits.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented management team within the context of responsible cost management;

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

2021 PROXY STATEMENT  35

Compensation Design

Our executive compensation consists of three principal elements: base salary, an annual incentive compensation opportunity under the Management Incentive Compensation (MIC) program and long-term compensation opportunities under the LTIP in the form of equity awards that include service-based RSUs and performance shares based on relative total shareholder return. In alignment with our pay-for-performance philosophy, a significant portion of our executive officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid.

We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives as well as to create sustainable long-term value for our stockholders. We believe that this approach also assists us in attracting talented individuals who are committed to achieving challenging goals with the opportunity to earn superior compensation if they and the Company demonstrate superior results.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers with input from all our independent directors.

The Compensation Committee is responsible for:

•	Overseeing our compensation and benefit plans, policies and programs generally;

•	Managing the process for the annual evaluation of our CEO’s performance on behalf of the Board;

•	Reviewing and proposing the compensation of our CEO to the Board for approval;

•	Reviewing and approving all compensation for our other executive officers, including our other Named Executive Officers;

•	Overseeing and administering our cash-based and equity-based compensation plans;

•	Reviewing and overseeing our leadership development and succession plans;

•	Reviewing and approving our post-employment compensation arrangements; and

•	Reviewing and approving this Compensation Discussion and Analysis.

The Compensation Committee is also responsible for the periodic review and evaluation of (i) the design and administration of our annual and long-term incentive compensation plans to ensure that they are structured and administered in a manner consistent with our goals and objectives, (ii) our policies and practices relating to the grant of equity awards, (iii) our employee benefits plans and arrangements and (iv), if applicable, our perquisite programs.

The Compensation Committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure. We compete for talent in a highly competitive environment, and our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified executives in this environment.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our management team assists the Compensation Committee by providing information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the MIC program (which are typically based on our annual operating plan). The management team also recommends the forms of equity awards for our long-term incentive compensation program (which are typically tied to our five-year strategic plan).

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The Compensation Committee solicits our CEO’s recommendations with respect to the compensation arrangements for our executive officers, including our Named Executive Officers (other than himself), including adjustments to base salary and target annual incentive compensation opportunities, long-term incentive compensation opportunities in the form of equity awards and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards). In addition, our CEO annually evaluates the performance of each executive officer (other than himself) and provides the results of these evaluations to the Compensation Committee.

The Compensation Committee reviews and discusses the CEO’s recommendations and uses them as one factor in approving the compensation for our executive officers, including our Named Executive Officers. Our CEO is not present for any Compensation Committee discussions, and does not make any recommendations, regarding his own compensation.

Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program, as well as a review of the compensation arrangements for each of our executive officers, including each of our Named Executive Officers, during the fourth quarter of the previous year and the first quarter of each year. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation and any other compensation-related items. Generally, compensation adjustments are effective at the beginning of the year. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the MIC program and the then-current performance of the equity awards previously granted to our CEO and our other executive officers.

Factors Considered in Compensation Deliberations

The Compensation Committee does not use a single method or measure in setting or approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Compensation Committee considers when selecting and setting the amount of each compensation element for our executive officers, including our CEO and our other Named Executive Officers, provide a framework for its compensation decision-making:

•	Our executive compensation program objectives;

•	Our performance against the financial and operational goals and objectives established by the Compensation Committee and our Board;

•	Each individual executive officer’s qualifications, knowledge, skills, experience and tenure relative to other similarly-situated executives at the companies in our compensation peer group;

•	The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;

•

The prior performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her business unit or function and work as part of a team;

•	The potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;

•	The CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers;

•	Our financial performance relative to our peers;

•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	The recommendations provided by our CEO regarding the compensation of our executive officers, as described above.

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These factors provide the framework for decision-making by the Compensation Committee with respect to the compensation of each of our executive officers.

Role of Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. It directly engages the compensation consultant, which serves at the discretion of the Compensation Committee and which reviews the terms of the engagement annually.

In August 2017, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national independent compensation consulting firm, to serve as its compensation consultant. The Compensation Committee conducted a thorough review of proposals submitted by nationally recognized compensation consultants and through this process selected Compensia to be the consultant. The compensation consultant reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at our expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact Compensia provided no services to us at the time of selection, had no ties to our management team that could jeopardize their independent status and had strong internal governance policies that help ensure that they would maintain their independence.

During 2020, the compensation consultant regularly attended the meetings of the Compensation Committee (both with and without management present) during the period of its engagement and provided the following services:

•	Consulting with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;

•	Assisting on the design of the compensation for our CEO;

•

Reviewing and updating the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs (non-employee director compensation recommendations are made to the Corporate Governance Committee);

•

Providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•

Reviewing and analyzing the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities, and target total direct compensation of our executive officers and other executive positions;

•

Assessing executive compensation trends within our industry, including the impact of COVID-19 on compensation programs, and updating the Compensation Committee on corporate governance and regulatory developments;

•	Reviewing market equity compensation practices, including burn rate and overhang;

•

Providing competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis, and evaluating how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate the members of their board of directors;

•	Reviewing current severance and change-in-control benefits provided to our executive officers and providing competitive market data;

•	Assisting in the drafting of the Compensation Discussion and Analysis; and

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•

Assessing compensation-related risk to determine whether our executive compensation policies and practices are reasonably likely to have a material adverse impact on us. See above for a more complete discussion of the compensation risk assessment.

In 2020, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. With respect to the 2020 period, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies and practices against the competitive market. The companies in this compensation peer group for 2020 were selected in the summer of 2019 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•

Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% our trailing twelve months’ revenue and a market capitalization range of between 25% and 400% our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.

After consultation with its compensation consultant, the Compensation Committee approved the following compensation peer group for use with respect to 2020 executive compensation decisions:

Blackbaud, Inc.	Guidewire Software, Inc.

Box, Inc.	LogMeIn, Inc.

Cadence Design Systems, Inc.	Nuance Communications, Inc.

CDK Global, Inc.	Pegasystems Inc.

Commvault Systems, Inc.	PTC Inc.

CSG Systems International, Inc.	RealPage, Inc.

DocuSign, Inc.	Splunk Inc.

Envest Fair Issac Corp.net, Inc.	The Ultimate Software Group, Inc. Tyler Technologies, Inc

Verint Systems Inc.

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. This market data was then used as a reference by the Compensation Committee to assess our current compensation levels during its deliberations on compensation forms and amounts.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in both our business and the businesses of the companies in the peer group. For the peer group described above, in comparison to the prior year’s peer group, we removed one company, SS&C Technologies, due to both its revenue and market capitalization exceeding our then-current selection criteria ranges. We also added Box, Inc., DocuSign, Inc., Envestnet, Inc., and LogMeIn, Inc., because they were within our revenue and market capitalization selection criteria ranges and were considered to be appropriate business fits.

2021 PROXY STATEMENT  39

Compensation Elements

Our executive compensation program is comprised of the elements set forth in the following table, each of which is described in more detail below. Although the focus of this Compensation Discussion and Analysis is on the compensation of our Named Executive Officers, our 2020 executive compensation program for all our executive officers, including those who are not Named Executive Officers, was comprised of these same elements, and the compensation-setting process described above applies similarly with respect to the compensation of all our executive officers. The Compensation Committee considers the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above to determine the form and amount of each element of compensation similarly for our CEO and our other executive officers, including our other Named Executive Officers.

The following table sets forth information regarding each individual compensation element, including each element’s principal purpose, its link to our compensation philosophy and, where the element is performance-based, the specific associated performance metrics.

Compensation Element	Description	Element Objectives

Base Salary	• Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance	• Attract and retain key managerial talent • Provide a base level of compensation for our executives

Annual Cash Incentive Awards

•  Annual cash incentive with target award amounts for each executive officer; actual cash awards may be higher or lower than target based on business and individual performance

•  Provided under our Executive Management Incentive Compensation Plan

• Attract and retain key managerial talent • Encourage and reward achievement of annual performance objectives • Drive top-tier performance through individual contributions

Long-Term Incentive Compensation

•  Long-term equity incentives granted in the form of service-vesting RSUs and performance share awards; actual performance share awards earned may be higher or lower than target, based on relative total shareholder return in comparison to an index

• Attract and retain key managerial talent • Drive top-tier performance through long- term and sustained company success • Enhance stock ownership/align with stockholders’ interests

Health, Welfare and Other Benefits

•  Provides broad-based market competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan, Section 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans

•  Attract and retain key managerial talent

•  Promote health and well-being of executive officers

•  Provide death benefits to executive officer beneficiaries

•  Provide opportunity for future financial security

Non-Qualified Deferred Compensation	• Enables deferral of base salary and/or annual cash incentive awards on a tax- efficient basis to meet future financial goals	• Attract and retain key managerial talent • Provide opportunity for future financial security

Severance and Change in Control Benefits	• Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the Company	• Attract and retain key managerial talent • Focus on delivering top-tier stockholder value in periods of uncertainty • Support effective transition

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Base Salary

Base salary represents the fixed portion of the target total direct compensation of our executive officers, including our Named Executive Officers, and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant, the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation, the performance of a particular executive officer’s business unit in relation to established strategic plans, long-term potential of the executive officer to contribute to our financial position, retention concerns, if any, and the assessment of the executive’s performance in the executive’s annual performance appraisal. The Compensation Committee, in consultation with its compensation consultant, reviews the base salaries of our executive officers, including our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and considers these factors as well as those described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the base salaries of our executive officers as it determines to be necessary or appropriate.

Mr. Almeida was appointed to the CEO role in 2020 and his compensation, including his base salary, was set as part of his employment offer. The Compensation Committee will review his base salary on an annual basis in connection with the review of the compensation of our other executive officers.

In December 2019 and January 2020, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration our overall financial performance, our progress on our operational and strategic objectives and the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee determined to maintain the base salary of our CFO, CLO, and On-Demand Group President at their 2019 level and provided an increase to our On-Premise Group President (effective as of January 1, 2020) to address the competitiveness of his base salary after taking into account his performance, current position and the factors noted above in “Factors Considered in Compensation Deliberations.” The base salaries of our Named Executive Officers for 2019 and 2020 were as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary	Percentage Increase
Odilon Almeida	-	$675,000	-
Scott W. Behrens	$435,000	$435,000	0%
Dennis P. Byrnes	$380,000	$380,000	0%
Eve Aretakis	$395,000	$395,000	0%
Jeremy M. Wilmot	$360,000	$375,000	4.2%
Craig S. Saks	$450,000	$450,000	0%

Annual Cash Incentive Awards

Our annual cash incentive plan for our executive officers, including our Named Executive Officers, which is established each year as part of our MIC program, offers them the opportunity to earn cash awards based on our corporate and their business unit and individual performance as measured over a 12-month performance period. This annual cash incentive plan is designed to encourage each individual participant’s contribution to, and to reward them for, the achievement of specific pre-established financial and operational objectives that are controlled by, or can be directly impacted by, him or her.

In March 2020, the Compensation Committee approved the 2020 MIC for our executive officers, including our Named Executive Officers. The 2020 MIC plan provided for a funding pool (the “Funded Incentive Pool”) based on the achievement of Adjusted EBITDA and Gross Revenue. Based on individual performance, an executive officer’s payment under the 2020 MIC plan could range from 0% to 200% of his or her target annual cash incentive award opportunity (as described below), but the aggregate of all 2020 MIC plan payments could not exceed the Funded Incentive Pool for all participants.

2021 PROXY STATEMENT  41

The global COVID-19 pandemic impacted our business in ways that we could not predict when we originally set our 2020 MIC program. In May 2020, using our revised financial forecasts that accounted for the changing economic environment, we determined that it was unlikely that there would be a payout under the 2020 MIC. Throughout the remainder of 2020, the Compensation Committee monitored the MIC performance and considered changes to the MIC program design that would reward employees, including executives, for driving performance in a challenging environment. This ongoing review and consideration culminated in the Compensation Committee’s approval of a revised MIC program in November based on management’s revised forecast presented in May. Under the revised 2020 MIC program, the Named Executive Officers received a payout equal to 50% of the original target levels. This was the maximum amount they could receive because payouts were capped at 50% of the original targets. While performance goals were revised down to take into account the changed business environment, they were still above 2019 actual performance and payouts required year over year growth in our Adjusted EBITDA. See below for further details of the amended 2020 MIC program.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, our executive officers, including our Named Executive Officers, are assigned a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. Generally, the Compensation Committee, in consultation with its compensation consultant, reviews the target annual cash incentive award opportunities of each of our executive officers considering our CEO’s recommendations (except with respect to his own target annual cash incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the target annual cash incentive award opportunities of our executive officers as it determines to be necessary or appropriate. For our CEO, the Compensation Committee reviews his target annual cash incentive at the same time as all the other terms of his employment agreement.

In December 2019 and January 2020, the Compensation Committee reviewed the target annual cash incentive opportunities of our executive officers, including our Named Executive Officers. Following this review, the Compensation Committee decided to maintain the target annual cash incentive award opportunity as a percentage of base salary at the 2019 levels for all Named Executive Officers. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2019 MIC program and the 2020 MIC program were as follows:

Named Executive Officer	2019 Target Annual Cash Incentive Award Opportunity (% of base salary)	2019 Target Annual Cash Incentive Award Opportunity ($)	2020 Target Annual Cash Incentive Award Opportunity (% of base salary)	2020 Target Annual Cash Incentive Award Opportunity ($)	Percentage Increase over 2019 (calculated based on the dollar amount increase)
Odilon Almeida	-	-	100%	$675,000	-
Scott W. Behrens	100%	$435,000	100%	$435,000	0%
Dennis P. Byrnes	100%	$380,000	100%	$380,000	0%
Eve Aretakis	100%	$395,000	100%	$395,000	0%
Jeremy M. Wilmot	100%	$360,000	100%	$375,000	4.2%
Craig S. Saks	100%	$450,000	100%	$450,000	0%

Payments under the 2020 MIC program could be more or less than the target annual cash incentive award opportunity (up to a maximum of 200% of the target award opportunity) depending on the Company’s and an executive officer’s actual performance for the year.

Plan Terms – Eligibility

To be eligible for any payment under the 2020 MIC program, an executive officer was required to:

•	Be an employee on the date of payment, except to the extent otherwise provided by us; and

•	Be an employee prior to October 2 of the applicable fiscal year. Eligibility is prorated for less than full year employment.

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If an executive officer’s employment with us terminated for any reason prior to the payment date, he or she would not be eligible to receive an award, and he or she would forfeit all rights to such payment except to the extent otherwise provided by us. In addition, we reserve the right to require an executive officer to forfeit his or her right to payment or to reimburse us for any payments previously paid, along with any other action we deem necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

Plan Terms – Performance Metrics

For purposes of the 2020 MIC program, our executive officers were eligible to earn annual cash incentive awards for the period beginning on January 1, 2020 and ending on December 31, 2020 based on our actual performance as measured in four categories:

•	Adjusted EBITDA performance

•	Additional Gross Revenue performance

•	Management Business Objectives (“MBO”) for three groupings, ACI on Premise (“AOP”), ACI on Demand (“AOD”) and Product Development and Corporate (“PD&C”); and

•	Individual overall job performance.

The Adjusted EBITDA and Gross Revenue performance fund a funding pool that is then allocated among the executive officers based on performance against specific MBOs and Individual job performance.

Plan Terms – Adjusted EBITDA Performance

As described above, the Adjusted EBITDA and additional Gross Revenue funding pool was the source of funding for payments under the 2020 MIC program. Our performance against the following performance goal determines the overall funding.

Funding Gateway(1)	Below Threshold	Threshold	2nd Trigger	Target/Max
Adjusted EBITDA Attainment %	<90.0%	90.0%	96.5%	100.0%
Adjusted EBITDA Target Amount $M(2)	<387.0	387.0	415.0	430.0
Executive MIC Gateway Funding	0%	40%	50.0%	100.0%

(1)	Performance between points is interpolated linearly for funding.
(2)

For purposes of the 2020 MIC program, “Adjusted EBITDA” means the Adjusted EBITDA for fiscal year 2020 as determined by the Company. Fund 100% MIC Target payout based on meeting the target 2020 Adjusted EBITDA of $430M. Surpassing the Adjusted EBITDA Target of $430M does not result in additional funding.

Funding Gateway(1)	Below Threshold	Threshold	Target/Max
Gross Revenue Attainment %	<97.36%	97.36%	100.0%
Gross Revenue Trigger Amount $M(2)	<1,474.0	1,474.0	1,514.0
Executive MIC Gateway Funding	0%	0%	100.0%

(1)	Performance between points is interpolated linearly for funding.
(2)	If the Adjusted EBITDA Target of $430M is met, there will be up to an additional 100% funding based on achieving an additional $40M in Gross Revenue to the 2020 Operating Plan.

The additional MIC payout will be self-funded from additional revenue so that the total Adjusted EBITDA does not fall below $430M. The overall maximum funding of the plan regardless of MBO results or individual performance is 200%. The overall payout for all participants cannot exceed the overall MIC Funded Incentive Pool generated by Adjusted EBITDA performance and the additional Gross Revenue performance. The overall payout for the plan for any Named Executive Officer cannot exceed 200% of his or her annual target incentive amount.

The Compensation Committee approved this plan design because this design drives growth behavior which is critical to shareholders and long-term success.

2021 PROXY STATEMENT  43

Plan Terms – Business Unit and Individual Performance

Each Named Executive Officer and other executive officers have two types of performance under the 2020 MIC program. These are MBOs and Individual job performance.

Each Named Executive Officer and other executive officers are assigned to a Group for their MBO. The CEO proposes Group MBOs for each Named Executive Officer and each other executive officer. The Compensation Committee reviews and approves each of these objectives. The Compensation Committee sets the MBOs for the CEO.

The Group MBOs are based on financial and other quantifiable measures relevant to the executive’s responsibilities. Each Group MBO has specific weighting and threshold, target and maximum-level performance metrics established. The performance against the Group MBO may result in a funding impact ranging from 0% to 200% of the gateway funding result for each executive up to a maximum of 200% total funding. In the event that an executive’s Group MBO performance is less than 100%, their payment will be reduced based on the Group MBO result. As the overall Funded Incentive Pool cannot be exceeded, any funding for achievement over 100% of the MBO is limited to unused funding from executives that did not achieve 100% Group MBO Performance. Any funding for an executive for achievement over the funding gate is distributed on a pro rata basis relative to each executive’s performance against his/her Group MBO.

Named Executive Officer	Business Unit MBOs	Weighting	Threshold Performance Level (50% payout)	Target Performance Level (100% payout)	Max Performance Level (200% payout)
Eve Aretakis	Merchant and Biller External New Bookings (2NCV) ($M)	29%	83.0	92.2	101.4
		-	90.0%	100%	110.0%
	Merchant and Biller External New Bookings (TCV) ($M)	5%	37.9	42.1	46.3
		-	90%	100%	110%
	Merchant and Biller Customer Experience Loyalty Score	33%	69.66	71.16	71.84
		-	-	-	-
	AOD EBITDA ($M)	33%	129.3	144.3	-
		-	90%	100%	-
Total		100.0%

Named Executive Officer	Business Unit MBOs	Weighting	Threshold Performance Level (50% payout)	Target Performance Level (100% payout]	Max Performance Level (200% payout)
Jeremy M. Wilmot	Banks and Intermediaries External New Bookings (2NCV) ($M)	5%	4.1	4.5	5.0
		-	90%	100%	110.0%
	Banks and Intermediaries External New Bookings (TCV) ($M)	29%	452.4	502.7	553.0
		-	90.0%	100%	110.0%
	Banks and Intermediaries Customer Experience Loyalty Score	33%	66.0	67.5	68.18
		-	-	-	-
	AOP EBITDA	33%	372.2	401.2
			93%	100%	-
Total		100.0%

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The remaining Named Executive Officers MBO was the simple average of the results of Aretakis’ and Wilmot’s final MBO calculation.

The CEO assesses the executives’ overall job performance including the executive’s performance and may adjust the calculated payout between a 50% decrease to a 20% increase.

The overall payout for all participants cannot exceed the overall MIC Funded Incentive Pool generated by Adjusted EBITDA performance. The overall payout for the plan for any executive cannot exceed 200% of his or her annual target incentive amount.

Amendment to 2020 MIC Terms

In May 2020, the Compensation Committee and management reviewed the 2020 Financial Goals in light of the global COVID-19 pandemic and the impact on our business. Although the May 2020 financial forecast showed that the MIC program would not have a payout, the Compensation Committee approved the accrual of 50% target MIC pool to provide flexibility to pay a bonus if it determined appropriate at a later date in what was an unprecedented and challenging year for us. No formal decision was made in May 2020, because neither management nor the Compensation Committee felt that our financial performance could be accurately forecast for the year. On an ongoing basis throughout the year, the Compensation Committee monitored the plan performance and considered alternatives to the plan design to ensure an effective incentive structure that would reward employees, including executives, for driving performance in a challenging environment. This ongoing review and consideration culminated in the Compensation Committee’s formal approval of a revised MIC program in November based on management’s revised forecast presented in May.

In November, the Compensation Committee determined (i) to use the May Adjusted EBITDA forecast as a revised target performance for the MIC pool; (ii) that the amounts to be funded under the 2020 MIC would be no greater than 50% of the target pool; and (iii) there would be no payout if Adjusted EBITDA performance was less than 2019. The amended Adjusted EBITDA targets and the amounts to be funded compared to 2019 Adjusted EBITDA of $308 million are represented in the table below:

Executive MIC Gateway Funding	Below Threshold	Threshold	1st Trigger	2nd Trigger	Max
EBITDA Amount $MM	308.0	308.0	330.0	340.0	350.0
EBITDA Growth from 2019 Result	0%	0%	7%	10%	13.6%
EBITDA Attainment %	<88.0%	88.0%	94.3%	97.1%	100%
Gateway Funding %	0%	25%	45%	47.5%	50%

In addition, the Gross Revenue and Business Unit MBOs were eliminated with the bonus payable solely on the company performance goal of Adjusted EBITDA in order to simplify the plan at a time when forecasting was difficult, and the Compensation Committee’s desire to have management focus on bottom line performance.

The Compensation Committee believed that amending the 2020 MIC to align with the May revised forecast and thus provide for a payout was in the best interests of the Company and its shareholders, because it would reward management for their efforts to increase year over year Adjusted EBITDA in the face of a challenging year. Without the changes to the 2020 MIC, there would not have been any payout. In contrast to the original 2020 MIC program, under the amended program the target payout was 50% of the original target amounts (so half as much), the threshold was reduced from 40% under the original 2020 MIC to 25% and the maximum payout was capped at the target amount (half of the original target and 25% of the original maximum). The Compensation Committee believed that while some payout should be possible with good performance, since the goals were reduced, the maximum potential payout should be reduced based on the lower performance goal.

Annual Cash Incentive Award Decision

In February 2021, the Compensation Committee determined the amounts to be paid under the amended 2020 MIC program. 2020 Adjusted EBITDA was $359.3 million, which resulted in a payout to all of the Named Executive Officers of 50% of each of their target bonuses which was the maximum payout if $350 million was exceeded.

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Long-Term Incentive Compensation

Our long-term incentive program provides for the grant of equity awards to our executive officers, including our Named Executive Officers, and other key employees whose responsibilities and decisions directly impact our long-term business results. We use equity awards to both incentivize these individuals and to address special situations as they may arise from time to time, such as promotions and retention arrangements. Our equity award grant practices are designed to reflect a balance between our desire to motivate and retain executive talent, our belief in the benefits that accrue to us by aligning the interests of our management team with those of our stockholders, our need to remain competitive in recruiting and our need to effectively manage the dilution of stockholders’ interests.

In 2020, we granted rTSR Performance Share Awards that may be earned through the achievement of pre-established performance objectives over a multi-year period and service vesting RSUs to deliver long-term incentive compensation opportunities to our executive officers.

Our performance share awards enable our executive officers to earn shares of our common stock based on our performance over a three-year performance period. These awards provide an equity opportunity that motivates and rewards our executives for successful long-term performance. We believe our rTSR Performance Share Awards can provide strong upside potential in the event of outperformance relative to the competitive market, with the ability to earn a target award even in a down market. In addition, our rTSR Performance Share Awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives.

We provided grants of RSUs in 2020 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of the RSUs is based on our stock price at the time the RSU vests, we believe that there is still strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market conditions and after taking into consideration an analysis of competitive market data, the recommendation of our CEO (except with respect to his own equity award), the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential ownership dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

The target grant date fair values of the 2020 regular annual equity awards for the following Named Executive Officers were increased over such officers’ 2019 levels: Ms. Aretakis’ was increased from $1,149,980 to $1,249,981; Mr. Saks’ was increased from $2,100,022 to $2,500,019. These increases were intended to better align the Named Executive Officers’ equity award opportunities with market practices for similar positions, to reflect the performance of the Named Executive Officers and the Company during the prior year and the desire of the Compensation Committee to emphasize long term performance-based compensation in its top executives’ compensation.

In March 2020, the Compensation Committee granted new hire long-term incentive compensation to our CEO using a combination of RSUs and an rTSR Performance Share Awards that may be earned, if at all, based on the performance of the total shareholder return of our common stock relative to the S&P MidCap 400 Index, over a three-year performance period. The rTSR Performance Share Awards comprised approximately 65% of the target aggregate grant value delivered pursuant to these equity awards, while the RSUs comprised 35% of the target aggregate grant value delivered. The Compensation Committee decided to use a combination of an rTSR Performance Share Awards and RSUs for the CEO to align with the Company’s practices and other Named Executive Officers.

At the same time, the Compensation Committee granted regular annual long-term incentive compensation to our other executive officers, including our Named Executive Officers, using a combination of 50% RSUs and 50% rTSR Performance Share Awards. The grant was intended to be equally divided between the RSUs and rTSR Performance Share Awards based on the target aggregate grant value. The accounting valuation resulted in a slightly greater value for the rTSR Performance Share Awards than the RSU awards. The Compensation Committee decided to continue to grant RSUs to the executive team to maintain alignment with market practices and maintain the retention strength of the equity program.

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The annual equity awards and underlying number of shares of our common stock granted to our Named Executive Officers in 2020 were as follows:

Named Executive Officer	Restricted Share Unit Awards (# of shares)	Relative TSR Performance Share Awards (target # of shares)	Aggregate Target Grant Date Fair Value
Odilon Almeida	85,332	134,289	$6,200,006
Scott W. Behrens	43,256	36,654	$2,199,987
Dennis P. Byrnes	25,560	21,659	$1,299,977
Eve Aretakis	24,577	20,826	$1,249,981
Jeremy M. Wilmot	21,628	18,327	$1,099,993
Craig S. Saks	49,155	41,653	$2,500,019

Relative TSR Performance Share Awards

The rTSR Performance Share Awards are to be earned, if at all, over a three-year performance period based on the performance of the total shareholder return of our common stock relative to the S&P 400 MidCap Index, an index that tracks the investment results of similarly sized U.S. public companies and of which we are a constituent. The rTSR Performance Share Awards may be earned based on the following terms:

•	If the relative total shareholder return performance of our common stock does not achieve the threshold performance level, then our executive officers will not earn any shares of our common stock.

•

If the relative total shareholder return performance of our common stock achieves at least the threshold performance level, then our executive officers will earn shares of our common stock based on a performance matrix that provides as follows:

Performance (Percentile Ranking)	Percent Vesting of rTSR Performance Shares
Less than 25th Percentile	0% Vesting
25th Percentile	50% Vesting
50th Percentile	95% Vesting
55th Percentile	100% Vesting (Target)
75th Percentile	200% Vesting

•

If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

•

If the absolute total shareholder return performance of our common stock is negative, the shares that may be earned is capped at 100% (Target) regardless of the extent to which we have outperformed the S&P 400 MidCap Index.

Restricted Share Units

The RSUs granted to our executive officers as part of our regular annual long-term incentive program generally vest in three equal annual installments commencing on the first anniversary of the date of grant, subject to our executives’ continued employment as of each vesting date.

Performance Results for Prior Year Awards

In 2018, we granted to our Named Executive Officers performance share units that could be earned based on relative total shareholder return (“rTSR awards”) performance (50%) and time-based restricted stock units (“RSU awards”) (50%). The rTSR awards had a three-year performance period beginning on January 1, 2018 and ending on December 31, 2020.

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For the rTSR awards, we measured ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period. Based on performance relative to the S&P 400 MidCap Index, the rTSR awards could be earned as illustrated in the following table:

Percentile Ranking	Payout Percentage
<25th	0%
25th	50%
50th	95%
55th	100%
>=75th	200%

Based on ACI’s TSR of 61.11% during the period, we ranked at the 82.75th percentile of the S&P 400 MidCap Index, which resulted in a payout of 200% of the target award.

In 2016, we granted 36,166 supplemental performance-based options to Mr. Byrnes that could vest in three equal installments on the third, fourth and fifth anniversary of the grant date. These options become exercisable, if at all, in three equal increments if the closing price per share of the Company’s common stock on the NASDAQ Global Select Market met or exceeded established targets prior to the fifth anniversary of the grant date. The target was not achieved, and the options did not vest.

In 2016, we granted 16,769 supplemental performance shares to Mr. Byrnes that could be earned based on cumulative EBITDA over the five-year performance period and Compound Annual Growth Rate (CAGR) in Sales for the final year of the Performance Period ending December 31, 2020.In February 2021, the Compensation Committee reviewed the performance of the plan and considered the impact of COVID-19 on the 2020 performance. Based on its review, the Committee lowered the Adjusted EBITDA threshold and extended the payout curves downward following the same slopes established in 2016. Applying the actual performance against the revised plan resulted in a payout of 39.6% of target for Mr. Byrnes. Without these adjustments, there would not have been a payout under this award.

Employee Benefit Plans

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent. We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2020, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary with an annual match limit of $5,000 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31 and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

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Non-Qualified Deferred Compensation Plan

We seek to provide our executive officers, including our Named Executive Officers, with market-competitive benefit programs consistent with the programs provided at the companies with which we compete for executive talent. We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs. In 2020, Mr. Byrnes, our CLO, was a participant.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

During 2020, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation Arrangements

We seek to provide our executive officers, including our Named Executive Officers, with market competitive post-employment compensation arrangements consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment and are intended to keep executive officers working to achieve our goals despite a possible change in control of the Company. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In 2018, and with effect on January 1, 2019, we reviewed our post-employment compensation arrangements and decided to provide policy-based severance for top executives, including the Named Executive Officers other than our CEO, of one year base salary and benefits continuation, which would be provided in the event of a termination without cause that does not occur following a change in control. In March 2021, and with effect on July 1, 2021, we reviewed this severance policy and decided to also include one year of target annual cash incentive award value in the post-employment compensation that would be provided to these executives under the policy. We made these changes to more closely align with market practices, which we believe is necessary to attract talented executives. We also believe that by implementing a standard, policy-based practice we can avoid protracted negotiations on this topic and ensure the uniform treatment of executives.

We have entered into written Change in Control Agreements (the “CIC Agreements”) with each of our Named Executive Officers. Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. These agreements set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the Named Executive Officer with the opportunity to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change in control of the Company.

As noted above, the CIC Agreements contain post-employment compensation arrangements in the event of a change in control of the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering our long-term future.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of the CIC Agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a Named Executive Officer with good reason within two years after (or, in some cases,

2021 PROXY STATEMENT  49

within six months prior to) a change in control of the Company. Payment in the event of a termination by us without cause or by a Named Executive Officer with good reason in connection a change in control of the Company has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by a Named Executive Officer to end his relationship with us.

Payments and benefits in the event of a change in control of the Company are generally payable only if there is a qualifying loss of employment by a Named Executive Officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In 2019 we reviewed our form of Change in Control Agreement to update the terms and align with current market practice. The Compensation Committee approved the following changes to the form of agreement: (i) add a “best after tax provision” to address any excise taxes under Sections 280G and 4999 of the U.S. tax code; (ii) extend the non-compete period; (iii) include a clawback of benefits if there is a violation of the non-compete covenant, or other restrictive covenants in the agreements; and (iv) delete duplicative provisions and ensure that the terms are clear. Executives, including the Named Executive Officers, entered into this new form of agreement in 2020 with an effective date of March 18, 2020.

In addition to the foregoing, we entered into a severance agreement with our CEO who was hired in 2020. The severance agreement, which we refer to as an employment agreement, provides certain post-employment payments and benefits in the event of termination of employment under certain circumstances as described below under CEO Employment Agreement.

For information on the specific terms and conditions of the CIC Agreements and the post-employment compensation arrangements under the CEO Employment Agreement and our severance policy, see “Potential Payments Upon Termination or Change in Control” below. In addition, for an estimate of the potential payments and benefits payable under these arrangements as of the end of 2020, see “Potential Post-Termination Benefits Table” below.

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our Named Executive Officers, and our directors that link their financial interests with the interests of our stockholders. In the case of our executive officers, these guidelines provide that they hold specific beneficial ownership positions in our common stock that are expressed as a dollar value calculated based on a specific multiple of base salary. Pursuant to these guidelines:

•	Our CEO is expected to own shares of our common stock with a value equal to at least six times his base salary; and

•	Our other executive officers, including our Named Executive Officers, are expected to own shares of our common stock with a value equal to at least three times their base salary.

Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, as well as common stock obtained upon the vesting of restricted stock and the vested “in-the-money” portion of any option to purchase shares of our common stock.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role which changes the ownership level receives an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves his or her prescribed ownership level. Currently, all of our Named Executive Officers who are still employed by the Company either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

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Compensation Recovery (“Clawback”) Policy

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Prohibition on Hedging and Pledging

We have a policy that prohibits “short” sales and the use of derivatives by employees. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the recipient until they become vested.

Equity Grant Policy

Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance Committee. Annual awards to executives are granted based on a specified dollar amount, with the number of RSUs, restricted stock award shares or performance shares (other than rTSR performance shares) (as applicable) based upon the closing market price of our stock on the grant date, the number of rTSR performance shares based upon a Monte-Carlo simulation of the value of that award, and with respect to options, using a Black-Scholes calculation aligned with our financial accounting using the closing market price of our stock on the grant date. The exercise price of stock option awards is the closing market price of our stock on the grant date.

Tax and Accounting Matters

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain current and former executive officers. For taxable years beginning before January 1, 2018, qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met. In this latter regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan in taxable years beginning before January 1, 2018 generally would be deductible so long as the options were granted by a committee whose members were non-employee directors and certain other conditions were satisfied.

Pursuant to tax reform legislation that was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, remuneration in excess of $1 million paid to a covered executive or former executive will generally not be deductible unless it qualifies for the transition exception.

In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, including our Named Executive Officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, our Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation

2021 PROXY STATEMENT  51

depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Adalio T. Sanchez, Chair James C. Hale III Mary P. Harman Didier R. Lamouche Charles E. Peters, Jr.

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Executive Compensation

2020 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to our Principal Executive Officer, our Principal Financial Officer, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2020, and one person who was an executive officer during 2020 for the fiscal year ended December 31, 2020 and two preceding fiscal years. We refer to the executive officers included in the “summary compensation table” below collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Odilon Almeida	2020	547,355	0	6,200,006	253,125	855	7,001,341
President and Chief Executive Officer	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Scott W. Behrens	2020	435,000	0	2,199,987	217,500	6,080	2,858,567
Chief Financial Officer	2019	435,000	0	2,200,031	0	5,648	2,640,679
	2018	415,000	0	1,499,996	248,585	5,516	2,169,097
Dennis P. Byrnes	2020	380,000	0	1,299,977	190,000	6,080	1,876,057
Chief Legal Officer	2019	380,000	0	1,299,994	0	5,648	1,685,642
	2018	375,000	0	1,199,995	266,943	5,516	1,847,454
Eve Aretakis	2020	395,000	0	1,249,981	197,500	6,080	1,848,561
Group President,	2019	395,000	0	1,649,951	0	5,648	2,050,599
ACI On Demand	-	-	-	-	-	-	-
Jeremy M. Wilmot	2020	375,000	0	1,099,993	187,500	6,080	1,668,573
Group President,	2019	360,000	0	1,599,946	0	5,648	1,965,594
ACI On Premise	-	-	-	-	-	-	-
Craig Saks	2020	450,000	0	2,500,019	0	456,080	2,956,099
Our former Chief Strategy	2019	450,000	0	3,100,000	0	5,648	3,555,648
and Transformation Officer	2018	415,000	0	1,499,996	248,585	5,516	2,169,097

(1)

Column (f) to this table entitled Option Awards” has been omitted because none of the Named Executive Officers received Option Awards. Column (h) to this table entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because the nonqualified deferred compensation plan earnings were not preferential or above market.

(2)

The amounts in column (e) reflect the aggregate grant date fair value of the RSU awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by a Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 6 to the Company’s audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report. See the “2020 Grants of Plan-Based Awards” table for information on performance shares granted in 2020. The grant date fair values included in column (e) are based upon the probable outcome of the performance conditions. Assuming maximum performance with respect to the applicable performance objectives, the grant date fair values for the performance shares would be as follows: for Mr. Almeida, $8,060,026; for Mr. Behrens, $2,199,973; for Mr. Byrnes, $1,299,973; for Ms. Aretakis, $1,249,977; for Mr. Wilmot, $1,099,987 and for Mr. Saks, $2,500,013.

(3)	The amounts in column (g) reflect compensation paid under the Company’s MIC program for the respective fiscal year.
(4)

All Other Compensation includes the following payments or accruals for each Named Executive Officer as set forth in the table below. In connection with the cessation of his employment on December 31, 2020, we agreed to pay $450,000, and provide one year of continued benefits, to Mr. Saks pursuant to our severance policy.

Name of Executive	Employer Contributions to the 401(k) Plan ($)	Premiums for Long-Term Disability Insurance ($)
Odilon Almeida	0	855
Scott W. Behrens	5,000	1,080
Dennis P. Byrnes	5,000	1,080
Eve Aretakis	5,000	1,080
Jeremy M. Wilmot	5,000	1,080
Craig S. Saks	5,000	1,080

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2020 NQDC

Name of Executive	Executive Contributions in 2020 ($) (b)(1)	Registrant Contributions in 2020 ($) (c)	Aggregate Earnings in 2020 ($) (d)(2)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
Dennis P. Byrnes	100,000	-	114,849	-	1,281,694

2021 PROXY STATEMENT  55

Potential Payments Upon Termination or Change in Control

CEO Employment Agreement

We have entered into a severance agreement with our CEO, Mr. Almeida that provides that if our CEO’s employment is terminated other than for cause, death, disability, or our CEO terminates employment for good reason, until March 8, 2022, our CEO will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the Severance Agreement. The Company will pay to the CEO, in a lump sum in cash within 60 calendar days after the Date of Termination, the aggregate of the following amounts: (A) the sum of (i) CEO’s Annual Base Salary through the Date of Termination to the extent not theretofore paid and (ii) any accrued vacation pay to the extent not theretofore paid; and (B) the amount equal to the product of (i) 1.5 and (ii) the sum of (x) CEO’s Annual Base Salary and (y) the Target Annual Bonus; (2) for 18 months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (the “Benefit Continuation Period”), the Company will continue benefits to CEO and/or CEO’s family at least equal to, and at the same after-tax cost to CEO and/or CEO’s family, as those that would have been provided to them in accordance with the plans, programs, practices and policies in effect at the Date of Termination; provided, however, that, the medical, dental, prescription drug and vision benefits provided during the Benefit Continuation Period will be provided in such a manner that such benefits (and the costs and premiums thereof) are excluded from CEO’s income for federal income tax purposes (if the Company reasonably determines that providing continued coverage under one or more of its welfare plans contemplated herein could be taxable to CEO, the Company will provide such benefits at the level required hereby through the purchase of individual coverage); and, provided, further, that if CEO becomes reemployed with another employer and is eligible to receive such benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility. Termination of employment by CEO for Good Reason shall constitute an involuntary termination under the performance share award agreements between the Company and CEO.

Severance Policy

For Named Executive Officers other than our CEO, we adopted a Severance Pay Plan that provides severance, medical and dental continuation benefits to eligible employees. Under the Plan, all members of the Executive Leadership Team, which includes all of the Named Executive Officers, excluding our CEO, are eligible to receive one year’s worth of base salary, a one year continuation of benefits and outplacement services and, effective July 1, 2021, one year of target annual cash incentive award value. Named Executive Officers qualify for benefits if they are involuntarily terminated by us without cause.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with each of our Named Executive Officers (each an “Executive” for purposes of this section). The CIC Agreement has an initial term of two years and is extended by two years on each anniversary of the effective date, unless proper notice is provided to the Executive.

The CIC Agreement provides that ACI will employ the Executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

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Termination of Employment Other Than for Cause or by Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability, or the Executive terminates employment for good reason, the Executive will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of our CEO only, three times, the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two or, in the case of our CEO only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

Death

If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Disability

If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not require ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement. Instead, the CIC Agreements provide for a “best results” provision, which can, in certain circumstances, reduce the amount of payments to an Executive contingent on a change in control, if such reduction would provide the Executive a higher payment net of taxes, including the “Golden Parachute” tax under Section 280G of the Internal Revenue Code.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control.

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take

2021 PROXY STATEMENT  57

away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

Post-Termination Benefits Under Incentive Plans

Management Incentive Compensation (MIC) Plan Terms

Under the MIC program, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the MIC program and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the MIC program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

Equity Incentive Plan Terms

Performance Shares. The award agreements for performance shares generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability, or termination of employment without cause, the award agreements generally provide that ACI may pay the employee a pro-rata portion of the performance shares to which the employee would have been entitled based on the performance of ACI during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid as soon as practicable after the receipt of audited consolidated financial statements of ACI relating to the last fiscal year of the performance period. Upon the close of a change in control, the performance period for our TSR PSAs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSAs. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2020 Incentive Plan was filed as Exhibit 10.07 to our Quarterly Report on Form 10-Q filed August 6, 2020.

RSUs. The award agreements for RSUs generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI, the employee forfeits all unvested RSUs. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all RSUs will immediately vest upon the employee’s termination due to death or disability. A copy of the form of RSU Award Agreement used to grant RSUs to employees, including our Named Executive Officers, under the 2020 Incentive Plan was filed as Exhibit 10.26 to our Annual Report.

The special retention grant of RSUs made to Mr. Saks in 2019 vested in connection with the termination of his employment effective December 31, 2020. The special retention grant of RSUs made to Ms. Aretakis and Mr. Wilmot in 2019 will vest on June 9, 2021 or earlier upon termination of employment without cause.

Supplemental Stock Options. The award agreements for supplemental stock options generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with ACI, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options. A copy of the form of Supplemental Nonqualified Stock Option Agreement used to grant stock options to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

58

Supplemental Performance Shares. The award agreements for supplemental performance shares generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the supplemental performance shares, all supplemental performance shares are forfeited. In the event of death, disability or termination of employment without cause, the award agreements generally provide that ACI may pay the employee a pro-rata portion of the supplemental performance shares to which the employee would have been entitled based on the performance of ACI during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid as soon as practicable after the receipt of audited consolidated financial statements of ACI relating to the last fiscal year of the performance period. A copy of the form of LTIP Supplemental Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Forfeiture and Right of Recoupment

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if ACI is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), ACI has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to ACI of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action ACI determines is necessary or appropriate and in the best interest of ACI and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers in the event such executive officer’s employment had terminated on December 31,2020 under various circumstances. As required under applicable SEC rules, we have provided this information for Mr. Saks as an estimate under all potential termination events. However, in connection with ending his employment on December 31, 2020, we agreed to pay $450,000 to Mr. Saks as a result of his termination.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 31, 2020, the last trading day of2020, which was $38.43. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event, our stock price and the executive’s age.

2021 PROXY STATEMENT  59

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Odilon Almeida	2,025,000	0	0	2,025,000	0	0	0	4,050,000
Scott W. Behrens	0	0	0	435,000	0	0	0	1,740,000
Dennis P. Byrnes	0	0	0	380,000	0	0	0	1,520,000
Eve Aretakis	0	0	0	395,000	0	0	0	1,580,000
Jeremy M. Wilmot	0	0	0	375,000	0	0	0	1,500,000
Craig S. Saks	0	0	0	450,000	0	0	0	1,800,000
Bonus Payment(1):
Odilon Almeida	0	0	0	0	0	0	0	675,000
Scott W. Behrens	0	0	0	0	0	0	0	435,000
Dennis P. Byrnes	0	0	0	0	0	0	0	380,000
Eve Aretakis	0	0	0	0	0	0	0	395,000
Jeremy M. Wilmot	0	0	0	0	0	0	0	375,000
Craig S. Saks	0	0	0	0	0	0	0	450,000
Stock Options(2):
Odilon Almeida	0	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	0	0	0	0	0
Dennis P. Byrnes	0	0	0	0	0	0	0	247,630
Eve Aretakis	0	0	0	0	0	0	0	0
Jeremy M. Wilmot	0	0	0	0	0	0	0	0
Craig S. Saks	0	0	0	0	0	0	0	0
RSUs:
Odilon Almeida	0	0	0	0	3,279,309	3,279,309	0	3,279,309
Scott W. Behrens	0	0	0	0	2,925,791	2,925,791	0	2,925,791
Dennis P. Byrnes	0	0	0	0	1,814,818	1,814,818	0	1,814,818
Eve Aretakis	0	0	0	531,064	2,167,759	2,167,759	0	2,167,759
Jeremy M. Wilmot	0	0	0	531,064	1,993,941	1,993,941	0	1,993,941
Craig S. Saks	0	0	0	1,062,167	4,175,919	4,175,919	0	4,175,919
Performance Shares(3):
Odilon Almeida	1,720,242	0	0	1,720,242	1,720,242	1,720,242	0	5,160,726
Scott W. Behrens	0	0	0	1,978,453	1,978,453	1,978,453	0	3,211,710
Dennis P. Byrnes	0	0	0	2,005,982	2,005,982	2,005,982	0	2,734,717
Eve Aretakis	0	0	0	1,126,640	1,126,640	1,126,640	0	1,813,973
Jeremy M. Wilmot	0	0	0	989,214	989,214	989,214	0	1,605,836
Craig S. Saks	0	0	0	1,294,963	1,294,963	1,294,963	0	1,482,168
Health & Welfare Benefits Continuation:
Odilon Almeida	2,880	0	0	2,880	0	0	0	5,760
Scott W. Behrens	0	0	0	24,836	0	0	0	38,047
Dennis P. Byrnes	0	0	0	24,148	0	0	0	48,532
Eve Aretakis	0	0	0	15,358	0	0	0	28,061
Jeremy M. Wilmot	0	0	0	24,148	0	0	0	47,516
Craig S. Saks	0	0	0	24,631	0	0	0	43,618
Outplacement Services:
Odilon Almeida	0	0	0	0	0	0	0	50,000
Scott W. Behrens	0	0	0	0	0	0	0	50,000
Dennis P. Byrnes	0	0	0	0	0	0	0	50,000
Eve Aretakis	0	0	0	0	0	0	0	50,000
Jeremy M. Wilmot	0	0	0	0	0	0	0	50,000
Craig S. Saks	0	0	0	0	0	0	0	50,000
Totals:
Odilon Almeida	3,748,122	0	0	3,748,122	4,999,551	4,999,551	0	13,220,795
Scott W. Behrens	0	0	0	2,438,289	4,904,244	4,904,244	0	8,400,549
Dennis P. Byrnes	0	0	0	2,410,130	3,820,800	3,820,800	0	6,795,698
Eve Aretakis	0	0	0	2,068,062	3,294,399	3,294,399	0	6,034,793
Jeremy M. Wilmot	0	0	0	1,919,426	2,983,154	2,983,154	0	5,572,292
Craig S. Saks	0	0	0	2,831,761	5,470,822	5,470,822	0	8,001,705

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(1)

Bonus Payment represents the amount to be paid under “Accrued Obligations” which is the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. The termination date is assumed to be on the last day of the year that results in a bonus payment equal to the full target annual bonus.

(2)

Unvested stock options are accelerated upon termination due to death or disability, or termination without cause or for good reason after a change in control. The accelerated values are calculated based on the closing price of our common stock on December 31, 2020, which was $38.43 per share. In-the-money values of vested stock options as of December 31, 2020, are not included in the termination table.

(3)

The estimated pro-rata portion of performance shares (assuming target performance) set forth in this table includes the supplemental performance shares granted on February 23, 2016 (“2016 Supplemental LTIP”), the performance shares granted on February 20, 2018, the performance shares granted on March 4, 2019 and the performance shares granted on March 17, 2020.

2021 PROXY STATEMENT  61

Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 95:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees by examining the calendar year total cash compensation between January 1, 2020 and December 31, 2020 (using December 31, 2020 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2020, for all individuals, excluding Mr. Almeida, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave of absence for the entire measurement period (i.e., all of 2020).

For employees hired between January 2, 2020 and the median employee determination date, we calculated their salary or wages as if they had been employed for the entire measurement period.

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, as of the median employee determination date was 3654, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employee	Excluded Country	Employee	Excluded Country	Employee
Argentina	9	Hong Kong	3	South Korea	2
Austria	7	Hungary	1	Spain	18
Belgium	4	Indonesia	2	Sweden	2
Chile	6	Japan	15	Switzerland	1
China	7	Mexico	16	Taiwan	7
Croatia	1	Netherlands	19	Thailand	4
Ecuador	1	New Zealand	11	United Arab Emirates	17
Finland	1	Philippines	6	Uruguay	10
Greece	1	Poland	1

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the 2020 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2020 Summary Compensation Table, the annual total compensation for fiscal year 2020 for our CEO was $7,001,341. The annual total compensation for the median employee for fiscal year 2020 was $73,444. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for fiscal year 2020 is approximate.

62

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

On February 24, 2021, we entered into the Settlement Agreement with Starboard, as described above under “Proposal 1 – Election of Directors—Settlement Agreement with Starboard.”

Compensation Committee

Interlocks and Insider Participation

During 2020, James C. Hale, Didier R. Lamouche, Charles E. Peters and Adalio T. Sanchez served on the Compensation Committee. No member of the Compensation Committee was at any time during 2020, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2020 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to ACI’s office located at 6060 Coventry Drive, Elkhorn, Nebraska 68022 or call (402) 390-7600. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

2021 PROXY STATEMENT  63

Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 6060 Coventry Drive, Elkhorn, Nebraska 68022 Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at 6060 Coventry Drive, Elkhorn, Nebraska 68022; via e-mail to grp-ACI-directors@aciworldwide.com; or via telephone to (402) 390-7600. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

64

Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

2021 PROXY STATEMENT  65

Appendix A

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measure indicated in the table, which excludes significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Adjusted EBITDA is a non-GAAP financial measure defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The following is a reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2020 and 2019:

Adjusted EBITDA (millions)	Years Ended December 31,
	2020	2019
Net income	$72.7	$67.1
Plus:
Income tax expense	26.0	5.1
Net interest expense	45.0	52.1
Net other (income) expense	1.1	(0.5)
Depreciation expense	24.7	24.1
Amortization expense	115.6	98.5
Non-cash stock-based compensation expense	29.6	36.8

Adjusted EBITDA before significant transaction-related expenses	$314.7	$283.2
Significant transaction-related expenses:
Employee related actions	24.3	0.8
Facility closures	10.2	1.3
Other	10.1	22.8

Adjusted EBITDA	$359.3	$308.1

2021 PROXY STATEMENT  A-1

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• Fold and return your Proxy Card in the postage-paid envelope provided
Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/ACIW

ACI Worldwide, Inc.
Annual Meeting of Stockholders
For Stockholders as of record on April 09, 2021

TIME:	Wednesday, June 02, 2021 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the internet - please visit
www.proxydocs.com/ACIW for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Craig Maki and John Kraft (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACI Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ACI Worldwide, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD
	1.01 Odilon Almeida	☐	☐		FOR

	1.02 Charles K. Bobrinskoy	☐	☐		FOR

	1.03 Janet O. Estep	☐	☐		FOR

	1.04 James C. Hale III	☐	☐		FOR

	1.05 Mary P. Harman	☐	☐		FOR

	1.06 Didier R. Lamouche	☐	☐		FOR

	1.07 Charles E. Peters, Jr.	☐	☐		FOR

	1.08 Adalio T. Sanchez	☐	☐		FOR

	1.09 Thomas W. Warsop III	☐	☐		FOR

	1.10 Samir M. Zabaneh	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021;	☐	☐	☐	FOR

3.	An advisory vote to approve named executive officer compensation; and	☐	☐	☐	FOR

4.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIW

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date